EXHIBIT 10.3

The agreement

Party a: weng niu te qi government

Party b: Beijing acer truncatum century agricultural technology co., LTD

In order to implement the strategy of strengthening industrial flag, promote economic development in weng niu te qi and support the construction of green circular economy industrial park of wood-based oil, party b plans to reach the following agreements in weng niu te qi construction:

I. Contents of base construction:

(1) Construction of yuanbao maple seedling base

The construction scale is 500 mu, and we apply for the support and subsidy from the government according to the tree seedling policy. Build 5000 mu high-quality acer truncatum economic demonstration base, cooperate with the forest farm, party b shall provide seedlings, and the forest farm shall plant trees.

2. Mode of cooperation

1. Party a and party b shall cooperate with each other to expand the planting area of about 10,000 mu of original acer truncatum forest land. Under the condition of not violating the national laws and regulations on the protection of original forest, a consortium shall be formed to increase economic benefits and make the assets securitization.

2. Party a and party b shall cooperate with the economic forest farm to maintain and operate the ecological forest land of wenceng fruit covering an area of about 30,000 mu. Party b and the forest farm shall work together to strengthen operation and realize economic value. In spring, young leaves and flowers will be collected for tea making, and fruits will be acquired for further processing in autumn. According to the national policy, forest right assets increase economic benefits and asset securitization.

3. Cooperate with the state-owned forest farm, according to the relevant national policies, transform the existing stock rights and assets of the forest farm, and use mixed operation mode. Party b shall continue to invest funds to plant wood-based oil crops such as acer truncatum.

4. In the vicinity of the hongshan reservoir scenic area, acer truncatum afforestation 8000 mu, under the forest and planting oil with peony, spring and summer flowers, autumn red leaves, fruit harvest to obtain economic value, with the landscape construction of the scenic area, to create a characteristic town construction model.

5. Company and farmer cooperation. With the investment of the company and the participation of the government, farmers have bought shares of land and labor force, established professional cooperatives, and built acer truncatum planting bases based on cooperatives and targeted poverty alleviation models. A acres out of poverty, ten acres to get rich, to mobilize the public on the sides, the fields, mountains and land suitable for tree planting acer truncatum, declare to the competent forestry planting area, solve with poverty section and economic forest tree special funds invested capital, fruit recycling company signed the contract, do home has ten acres of forest, annual revenue is 200000 yuan, completely solve the poverty.

6. Afforestation and afforestation. Cooperate with forestry bureau and forest farm to complete the greening project according to the government's plan and budget. Forest farm afforestation into forests, forming assets, asset securitization, to maximize the interests.

Specific cooperation agreements shall be signed separately.

Ii. Responsibilities of both parties

(I) Party a's responsibilities:

1. Party a shall be responsible for implementing various supporting policies such as afforestation, economic afforestation and woody oil plantation of the base;

2. Party a shall be responsible for coordinating the original ecological forest of acer truncatum and the management of wenguan fruit forest;

3. Party a shall assist party b to go through all procedures of the base;

4. Party a shall be responsible for introducing the policy of improved seed protection, and party b shall purchase all the yuanbao maple and wenguan fruit in the protection area to prevent the outflow;

(ii) Responsibilities of party b:

1. Party b shall carry out base construction in accordance with national and local policies and regulations;

2. Party b shall ensure that government subsidies are used for the construction of the base;

3. Party b shall invest funds according to the contracts of forest trust, forest farm restructuring and cooperative establishment to actively develop the base construction;

4. Party b shall ensure that the fruits are recycled according to the market price;

5. Party b shall provide technical support to ensure the construction of base standards for all parties;

Iii. Any dispute arising from the performance of this agreement shall be settled by the parties through negotiation. If no agreement can be reached through negotiation, the parties may file a lawsuit with the people's court at the place where the agreement is performed for settlement.

Iv. Matters not covered herein shall be separately agreed by both parties. The supplementary agreement shall have the same legal effect as this agreement, and shall come into force after being signed and sealed by both parties.

V. This agreement is made in quadruplicate, with each party holding two copies.

Party a signature

Party b to sign

March 23, 2017

修改翻译

协议书

甲方：翁牛特旗人民政府

乙方：北京元宝枫世纪农业科技有限公司

为落实工业强旗战略，促进翁旗经济发展，支持木本油料绿色循环经济产业园项目建设，乙方计划在翁牛特旗建设达成协议如下：

一、

基地建设内容：

（一）

元宝枫育苗基地建设

建设规模500亩，申请政府按照林木育苗政策给予支持、补助。建设5000亩优质元宝枫经济示范基地，与林场合作，乙方提供苗木，由林场植树造林。

（二）

合作方式

1．

松树山林场约一万亩原始元宝枫林地由甲乙双方合作，扩大种植面积，在不违背国家原始森林保护法律法规的条件下，形成联合体，增大经济效益使其资产证券化。

2．

经济林场约3万亩文冠果生态林地由甲乙双方合作，乙方与林场共同维护运营，加强经营力度，实现经济价值，春天采集嫩叶和花朵制茶，秋季收购果实深加工。林权资产依据国家政策，增大经济效益，资产证券化。

3．

与国有林场合作，依据国家相关政策，改造林场现有的股权及资产，混合经营模式、由乙方继续投入资金，种植元宝枫等木本油料作物。

4．

在红山水库景区附近，植树元宝枫造林8000亩，林下兼种油用牡丹，春夏看花，秋季赏红叶，果实收获获取经济价值，配合景区景观建设，打造特色小镇建设模式。

5．

公司加农户合作。公司投资，政府参与，农户以土地及劳动力入股，成立专业合作社，建设以合作社、精准扶贫模式的元宝枫种植基地。一亩地脱贫，十亩地致富，可发动群众在房前屋后、田间地头、荒山荒地种植元宝枫，向林业局申报种植面积，用扶贫款及经济林植树专项资金解决投入资本，公司签订果实回收合同，做到家有十亩成林，年收入20万元，彻底解决贫困。

6．

植树造林、绿化。按照政府规划及预算，与林业局及各林场合作，根据政府的规划完成绿化工程。林场造林成林，形成资产，资产证券化，争取利益最大化。

具体合作协议另行签订。

二、

双方的责任

（一）

甲方的责任：

1.

甲方负责落实基地植树造林、经济林造林、木本油料种植等各项扶持政策；

2.

甲方负责协调元宝枫原始生态林及文冠果林托管；

3.

甲方负责协助乙方办理基地各项手续；

4.

甲方负责出台良种保护政策，保护管区内的元宝枫、文冠果果实由乙方全部收购，杜绝外流；

（二）

乙方的责任：

1.

乙方遵照国家及地方的政策法规、开展基地建设；

2.

乙方确保政府政策补贴资金用于基地建设；

3.

乙方按照林地托管、林场改制、合作社成立等合约投入资金，积极开展基地建设；

4.

乙方确保按照市场价格回收果实；

5.

乙方提供技术支持，确保合作各方基地标准建设；

三、

本协议在履行过程中发生争议，双方协商解决，协商不成，双方可向协议履行地人民法院进行诉讼解决。

四、

本协议未尽事宜双方另行协议，补充协议与本协议具有同等法律效力，本协议双方签字盖章后生效。

五、

本协议一式四份，甲乙双方各执二份。

甲方签字

乙方签字

2017年3月23日